Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors Airgain, Inc.:

We consent to the use of our report dated February 19, 2021, with respect to the balance sheets of Airgain, Inc. as of December 31, 2020 and 2019, and the related statements of operations, comprehensive income (loss), stockholders’ equity, and cash flows for each of the years in the two-year period then ended, and the related notes, incorporated by reference herein.

/s/ KPMG, LLP

San Diego, California March 2, 2021